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                                                                  Exhibit 4(A)-1

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                        TEXAS EASTERN TRANSMISSION, LP

    THIS Certificate of Limited Partnership of TEXAS EASTERN TRANSMISSION, LP (the "Partnership"), dated as of April 16, 2001, is being duly executed and filed by Duke Energy Gas Transmission Services, LLC, a Delaware limited liability company, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S) 17-101, et
                                                    ------              --
seq.).
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     1.     Name. The name of the limited partnership formed hereby is Texas
            ----
            Eastern Transmission, LP.

     2.     Registered Office. The address of the registered office of the
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            Partnership in the State of Delaware is c/o The Corporation Trust
            Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     3.     Registered Agent. The name and address of the registered agent for
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            service of process on the Partnership in the State of Delaware is
            The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     4.     General Partner.  The name and the business address of the general
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            partner of the Partnership is:

                             Duke Energy Gas Transmission Services, LLC
                             5400 Westheimer Court
                             Houston, Texas 77056-5310

     5.     Effective Date.  The formation of the Limited Partnership shall be
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            effective on April 16, 2001.

             IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

                                   DUKE ENERGY GAS TRANSMISSION, LP
                                   By Duke Energy Gas Transmission Services,LLC, its general partner

                                   By: /s/ Dorothy M. Ables
                                      -------------------------------------
                                   Name:  Dorothy M. Ables
                                   Title: Senior Vice President
                                          and Chief Financial Officer